UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Cracker Barrel Old Country Store, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to the Proxy Statement for the Annual Meeting of Shareholders

to be held at 10:00 a.m., local time, on December 20, 2011

at 305 Hartmann Drive, Lebanon, Tennessee

This proxy statement supplement is being furnished to shareholders of Cracker Barrel Old Country Store, Inc. (the “Company”) in connection with their consideration of the matters to be acted upon at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”), as set forth in the Company’s proxy statement dated November 8, 2011 (the “Proxy Statement”). This supplement should be read in conjunction with the Proxy Statement. If you have questions about the Annual Meeting or how to submit your proxy, or if you need additional copies of the Proxy Statement, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885.

This proxy statement supplement is first being mailed to the shareholders of the Company on or about December 12, 2011.

Amendment to the Shareholder Rights Plan

Proposal 2: Approval of the Shareholder Rights Plan. As more fully described in the Proxy Statement, on September 22, 2011, the Board of Directors adopted a shareholder rights plan (the “Rights Plan”). The Board of Directors is submitting the Rights Plan to the shareholders for approval at the Annual Meeting. We are providing this proxy statement supplement to supplement the information relating to the Rights Plan contained in pages 57 through 60 of the Proxy Statement.

The Board of Directors adopted the Rights Plan in response to Biglari Holdings Inc.’s clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 to acquire up to 49.99% of the Company’s outstanding common stock, and the resulting threat that Biglari Holdings could accumulate a substantial, and potentially controlling, position in the Company through market purchases without paying all shareholders an appropriate premium for control. In general terms, the Rights Plan works by imposing a significant penalty upon any person or group which acquires 10% or more of the Company’s outstanding common stock without the approval of the Company’s Board of Directors. However, some of our shareholders have recently expressed the concern that the 10% threshold in the Rights Plan is too restrictive and may discourage added investment by passive institutional shareholders who are not attempting to take control positions.

In an effort to be responsive to these concerns, the Company’s Board of Directors approved an amendment to the Rights Plan on December 11, 2011, the full text of which appears as Exhibit A to this proxy statement supplement. The amendment modified the definition of “Acquiring Person” in the Rights Plan to carve out qualified institutional investors who (1) report their ownership of Company stock on a Schedule 13G, a form used by passive investors, (2) are not required to report their ownership on a Schedule 13D, a form generally used by activist investors with control intent, and (3) own less than 20% of Company’s outstanding common stock. The effect of this amendment is that a qualified institutional investor who, under the original Rights Plan, would not have been able to purchase 10% or more of the Company’s outstanding shares without triggering the Rights Plan, will now be able, under the amended Rights Plan, to acquire just under 20% of the outstanding shares without triggering the Rights Plan. The foregoing description is qualified in its entirety by reference to the full text of the Rights Plan amendment attached as Exhibit A.

OUR BOARD OF DIRECTORS CONTINUES TO UNANIMOUSLY RECOMMEND A VOTE FOR THE APPROVAL OF THE SHAREHOLDER RIGHTS PLAN ON THE WHITE PROXY CARD.

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Please complete, sign and date the enclosed WHITE proxy card and return it as soon as possible.

Exhibit A

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO RIGHTS AGREEMENT, is made as of December 11, 2011 (“Amendment”) between Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”) and AMERICAN Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Rights Agreement (as defined below).

WHEREAS, the Company and the Rights Agent are party to that certain Rights Agreement, dated as of September 22, 2011 (the “Rights Agreement”), pursuant to which the Company issued one Right for each Common Share outstanding on the Record Date, each Right initially representing the right to purchase one one-hundredth of a Preferred Share, and directed the issuance of one Right with respect to each Common Share that becomes outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date;

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of such Section 27; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its shareholders to amend the Rights Agreement to provide that any “Person” that is a “Qualified Institutional Investor” (as defined herein) will not be deemed an “Acquiring Person.”

NOW, THEREFORE, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

1. Amendment to Section 1 of the Rights Agreement. Section 1 of the Rights Agreement is hereby amended to include the following new definition in the appropriate alphabetical position, with the subsequent definitions being appropriately re-lettered and cross-references thereto being appropriately revised:

“Qualified Institutional Investor” shall mean, as of any time of determination, a Person that is described in Rule 13d-1(b)(1) promulgated under the Exchange Act (as such Rule is in effect on the date hereof) and is eligible to report (and does in fact report) beneficial ownership of Common Shares of the Company on Schedule 13G, and such Person (i) is not required to file a Schedule 13D (or any successor or comparable report) with respect to its beneficial ownership of Common Shares of the Company and (ii) shall be the Beneficial Owner of less than 20% of the Common Shares of the Company then outstanding.

2. Amendment to Section 1(a) of the Rights Agreement. Section 1(a) of the Rights Agreement is hereby modified, amended and restated in its entirety as follows:

“Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan, or (ii) a Qualified Institutional Investor; provided, however, that no Person who Beneficially Owns, as of the time of the public announcement of this Agreement, 10% or more of the Common Shares of the Company then outstanding shall become an Acquiring Person unless such Person (other than a Qualified Institutional Investor) shall, after the time of the public announcement of this Agreement, increase its Beneficial Ownership of the then outstanding Common Shares (other than as a result of an acquisition of Common Shares by the Company) to an amount equal to or greater than the greater of (x) 10% or (y) the sum of (i) the lowest Beneficial Ownership of such Person as a percentage of the outstanding Common Shares as of any time from and after the public announcement of this Agreement plus (ii) 0.001%. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company Beneficially Owned by such Person (other than a Qualified Institutional Investor) to 10% or more of the Common Shares of the Company then outstanding or, in the case of a Qualified Institutional Investor, to 20% or more of the Common Shares of the Company then outstanding; provided, however, that, if a Person (other than a Qualified Institutional Investor) shall become the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding or a Qualified Institutional Investor

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shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding, in either case by reason of share purchases by the Company and shall, after the public announcement of such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person or Qualified Institutional Investor shall be deemed to be an “Acquiring Person.” Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person or Qualified Institutional Investor who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person or Qualified Institutional Investor divests as promptly as practicable a sufficient number of Common Shares so that such Person or Qualified Institutional Investor would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person or Qualified Institutional Investor shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement. Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board of Directors of the Company determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

3. Amendment to Exhibit B of the Rights Agreement. Exhibit B to the Rights Agreement, being the form of Right Certificate, is hereby modified and amended by inserting at the end of the second line of the first paragraph, following the words “dated as of September 22, 2011”, the words “, as amended on December 11, 2011”.

4. Amendment to Exhibit C of the Rights Agreement. Exhibit C to the Rights Agreement is hereby modified and amended as follows:

(a) after the words “10% or more” in the second paragraph of Exhibit C, adding the words “(or in the case of a Qualified Institutional Investor, 20% or more)”.

(b) after the words “10% or more” in the sixth paragraph of Exhibit C, adding the words “(or in the case of a Qualified Institutional Investor, 20% or more)”.

5. Other Terms Unchanged. This Amendment shall be effective as of the date hereof, and except as specifically amended by this Agreement, all other terms and conditions of the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

6. Governing Law. Section 31 (Governing Law) of the Rights Agreement shall apply to this Amendment mutatis mutandis.

7. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

9. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

CRACKER BARREL OLD COUNTRY STORE, INC.

By:	/s/ N.B. Forrest Shoaf

Name:	N. B. Forrest Shoaf

Title:	Senior Vice President, Chief Legal
Officer and Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Paula Caropolli

Name:	Paula Caropolli

Title:	Senior Vice President

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